CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Red Rock Pictures Holdings Inc. (the “Company”) on Form 10-QSB for the quarter ending February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Levy, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the quarter ending February 29, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the quarter ending February 29, 2008, fairly presents, in all material respects, the financial condition and results of operations of Red Rock Pictures Holdings Inc.

Dated: April 21, 2008

RED ROCK PICTURES HOLDINGS INC.

By:	/s/ Robert Levy
Robert Levy
Chief Executive Officer